Exhibit 10.2

PROMISSORY NOTE

US $100,000	June 7, 2024

FOR VALUE RECEIVED, Athena Gold Corporation, a Delaware corporation and its successors and assigns (the "Maker"), promises to pay to the order of John C. Power, individually ("Holder") at 2010 A Harbison Drive # 312, Vacaville, CA 95687, or at such other place as Holder may from time to time designate in writing, the principal sum of One Hundred Thousand and no/100 Dollars ($100,000) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

1. Interest Rate. The unpaid principal balance of this Note shall bear interest commencing on the date of this Note at the rate of six percent (6%) per annum, calculated and payable monthly.

2. Payment/Maturity Date. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable in full January 2, 2026.

3. Default Interest and Attorney Fees. Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate of eight percent (8%) per annum from the date or default, or the date of advance, as applicable. In the event of default, the Maker and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

4. Interest Calculation. Daily interest shall be calculated on a 365-day year and the actual number of days in each month, calculated and payable monthly.

5. Prepayment. Maker may prepay the unpaid principal balance of this Note in whole or in part at any time or from time to time without penalty, together with interest accrued thereon to the date of such prepayment.

6. Costs of Collection. Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, Maker shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Maker or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

7. Default. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, without notice or demand, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

a.	Maker's failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.

b.	Maker's breach or violation of any agreement or covenant contained in this Note, or in any other document or instrument evidencing, or relating to the indebtedness evidenced by this Note.

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c.	The failure of Maker to generally pay its debts as they become due or if Maker shall file in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of Maker' property, or if Maker make any assignment for or petitions for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Maker which is not discharged within sixty (60) days thereafter.

d.	Dissolution, liquidation or termination of Maker.

8. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal.

9. Assignment of Note. This Note may not be assigned by Maker or Holder without the consent of the other party.

10. Non-Waiver. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

11. Maximum Interest. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Maker and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Maker) and not to the payment of Interest.

12. Purpose of Loan. Maker certifies that the loan evidenced by this Note is obtained for general working capital or property acquisitions as may be determined by the Board of Directors and that the proceeds thereof will not be used primarily for personal, family or household purposes.

13. Waiver of Presentment. Maker and the endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation shall be jointly and severally liable for such obligation and hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, and any and all lack of diligence or delays in collection or enforcement hereof. Said parties consent to any modification or extension of time (whether one or more) of payment hereof, the release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation. Any modification, extension, or release may be without notice to any such party and shall not discharge said party's liability hereunder.

14. Governing Law. As an additional consideration for the extension of credit, Maker and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Holder's residence or domicile and the provisions hereof will be construed in accordance with the laws of such state, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in said state, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

15. Binding Effect. The term "Maker" as used herein shall include the original Maker of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Maker of this Note alone as Maker unless Holder has consented in writing to the substitution of another party as Maker. The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.

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16. Relationship of Parties. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Maker and Holder, Holder is acting hereunder as a lender only.

17. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

18. Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

19. Time of the Essence. Time is of the essence for the performance of each and every obligation of Maker hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Note this 1st day of June, 2024, nunc pro tunc June 7, 2024.

BETWEEN THE MAKER:
ATHENA GOLD CORPORATION
a Delaware corporation

By:
Name:
Title:

AND THE HOLDER:

JOHN C. POWER

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